                                                                   Exhibit 10.19

                GATEWAY, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                (As Amended and Restated Effective May 20, 1999)


     The Gateway, Inc. 1995 Employee Stock Purchase Plan, effective January 1, 1995, is amended and restated in its entirety as provided herein effective May 20, 1999. The Plan provides Eligible Employees of Gateway 2000, Inc., a Delaware corporation (the "Company"), and its Subsidiaries an opportunity to purchase shares of Common Stock of the Company on the terms and conditions set forth below.

     1.   Definitions.
          -----------

          (a) Base Pay - for each Participant, the regular compensation and commissions earned during each payroll period, before any deductions or withholding, but excluding overtime pay, bonuses, amounts paid as reimbursements of expenses arid other additional compensation, under rules uniformly applied by the Plan Administrator.

          (b) Business Day - any day with respect to which NASDAQ quotations are issued.

          (c)  Code - the Internal Revenue Code of 1986, as amended.

          (d) Common Stock - the Company's Common Stock, par value $.01 per share.

          (e) Eligible Employee - an employee who is eligible to participate in the Plan pursuant to Section 3.

          (f)  Exercise Date - the last Business Day of each calendar month.

          (g) Exercise Price - unless the Plan Administrator determines before a Grant Date that a higher or lower price that complies with Code Section 423 shall apply, and subject to the following sentence, the Exercise Price of the shares of Common Stock which are to be sold under the Plan on the Exercise Date immediately following such Grant Date shall be 95% of the Fair Market Value of Common Stock on such Exercise Date. In no event shall the Exercise Price be less than the lesser of (x) 85% of the Fair Market Value of a share of Common Stock on the Grant Date for the month in which the Exercise Date falls, or (y) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date for that month.

          (h) Fair Market Value - the closing price per share of the Company's Common Stock as reported in The Wall Street Journal on the relevant Business Day. If no sales of the Company's Common Stock were made on such date, "Fair Market Value" shall mean the closing price per share of the Company's Common Stock as reported in The Wall Street Journal for the preceding day on which a sale of the Company's Common Stock occurred.

          (i)  Grant Date - the first Business Day of each calendar month.

          (j) Participant - an Eligible Employee who is participating in the Plan pursuant to Section 4.

          (k) Plan - Gateway, Inc. 1995 Employee Stock Purchase Plan, as amended (known prior to February 1, 1997 as "Gateway 2000, Inc. 1993 Employee Stock Purchase Plan." )

          (l) Plan Account - an account maintained by the Company or its designated record keeper for each Participant to which the Participant's payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged and to which shares of Common Stock purchased are credited.

          (m) Plan Administrator - such person or persons, including a committee, as may be appointed by the Board of Directors of the Company to administer the Plan. The Board of Directors of the Company may at any time remove or replace the Plan Administrator.

          (n) Subsidiaries - all United States corporations (other than the Company) in one or more unbroken chains of corporations beginning with the Company if, on the Grant Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      2.  Stock Subject to the Plan. Subject to Section 12, the aggregate number
          -------------------------
of shares of Common Stock which may be sold under the Plan is 1,000,000. The Company shall make open-market purchases to provide shares of Common Stock for purchase under the Plan. If sufficient shares are not available through open market purchases, the Company shall sell Treasury shares or issue authorized but unissued shares of Common Stock.

      3.  Eligible Employees. Each active employee of the Company or any of its
          ------------------
Subsidiaries who has been employed for at least six months arid who is regularly employed by the Company or any of its Subsidiaries for at least 20 hours per week and more than 5 months per calendar year shall be eligible to participate in the Plan.

      4.  Participation in the Plan.
          -------------------------

          (a) An Eligible Employee may participate in the Plan by completing and filing with the Company or its designated record keeper an election form which authorizes payroll deductions from the employee's pay. Such deductions shall commence on the first day of the month following the end of the Employee's six-month eligibility period, or the first day of any month thereafter as elected by the Employee, and shall continue until the Employee terminates participation in the Plan or the Plan is terminated. An Eligible Employee may participate in the Plan only through payroll deductions. Other contributions will not be accepted.

          (b) Notwithstanding the foregoing, an Eligible Employee shall not be granted an option to purchase shares of Common Stock under this Plan on any Grant Date if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

      5.  Payroll Deductions. Payroll deductions shall be made from the amounts
          ------------------
paid to each Participant for each payroll period in such amounts as the Participant shall authorize in his election form. The minimum payroll deduction shall be $10 per month and the maximum payroll deduction shall be 20% of the Participant's Base Pay; provided that no Eligible Employee may be granted an option under the Plan which permits his rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or any Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. If a Participant's Base Pay is insufficient in any pay period to allow the entire payroll deduction elected under the Plan, no deduction shall be made for such pay period. Payroll deductions will resume with the next pay period in which the Participant has pay sufficient to permit the deduction. Payroll deductions under the Plan shall be made in any period only after all other withholdings, deductions, garnishments and the like have been made.

      6.  Changes in Payroll Deductions. Subject to the minimum and maximum
          -----------------------------
deductions set forth above, a Participant may change the amount of his payroll deductions by filing a new election form with the Company or its designated record keeper no later than 10 Business Days in advance of the next calendar month. The change shall be effective until revoked in writing.

      7.  Termination of Participation in Plan. A Participant may, at any time
          -------------- ---------------------
and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office at least 10 Business Days before the next pay period. A Participant's participation in the Plan shall be terminated upon termination of his or her employment with the Company and its Subsidiaries for any reason. In the event a Participant's participation in the Plan is voluntarily or involuntarily terminated, payroll deductions under the Plan shall cease; provided, however, that any payroll deductions credited to such Participant's Plan Account shall be used to purchase shares of Common Stock on the next Exercise Date. An Eligible Employee whose participation in the Plan is terminated may rejoin the Plan no earlier than the first day of the seventh month following the date his participation in the Plan terminated.

     8.   Purchase of Shares.
          ------------------

          (a) On each Grant Date, each Participant shall be deemed to have been granted an option to purchase shares of Common Stock.

          (b) On each Exercise Date, each Participant shall be deemed to have exercised his or her option granted pursuant to Section 8(a). On each Exercise Date, the Company shall apply the funds credited to each Participant's Plan Account to the purchase (without commissions or fees) of that number of whole shares of Common Stock determined by dividing the Exercise Price into the balance in the Participant's Plan Account on the Exercise Date. Any amount remaining shall be carried forward to the next calendar month unless the Plan Account is closed.

          (c) As soon as practicable after each Exercise Date, a statement shall be delivered to each Participant which shall include the number of shares of Common Stock purchased on the Exercise

Date on behalf of such Participant under the Plan.

          (d) When requested, a stock certificate for whole shares of Common Stock in a Participant's Plan Account purchased pursuant to the Plan shall be issued in the Participant's name or in the name of the Participant and another person as joint tenants with right of survivorship or as tenants in common. When the Participant's employment terminates, a stock certificate for whole shares of Common Stock in his Plan Account shall be issued in his name or in his name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made for any fraction of a share in such account, if necessary to close the account.

      9.   Rights as a Stockholder. As of the Exercise Date, a Participant shall
           -----------------------
be treated as record owner of his shares purchased pursuant to the Plan.

      10.  Rights Not Transferable. Rights under the Plan are not transferable
           -----------------------
by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.

      11.  Application of Funds. All funds of Participants received or held by
           --------------------
the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment.

      12.  Adjustments in Case Changes Affecting Shares. In the event of a
           --------------------------------------------
subdivision or consolidation of outstanding shares of Common Stock of the Company, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased or decreased proportionately, and such other adjustment shall be made as may be deemed equitable by the Plan Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as shall be deemed equitable by the Plan Administrator to give proper effect to such event.

      13.  Administration of the Plan. The Plan shall be administered by the
           --------------------------
Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard to the Plan and such rules and regulations shall be final and conclusive. It is intended that the Plan shall at all times meet the requirements of Code Section 423, if applicable, and the Plan Administrator shall, to the extent possible, interpret the provision of the Plan so as to carry out intent.

      14.  Amendments to the Plan. The Plan Administrator may, at any time, or
           ----------------------
from time to time, amend or modify the Plan; provided, however, that no amendment shall be made increasing or decreasing the number of shares authorized for the Plan (other than as provided in Section 12 or 15), and that, except to conform the Plan to the requirements of the Code, no amendment shall be made which would cause the Plan to fall to meet the applicable requirements of Code
Section 423.

      15.  Termination of Plan. The Plan shall terminate upon the earlier of (a)
           -------------------
the terminof the Plan by the Board of Directors of the Company as specified below, or (b) the date no more shares remain to be purchased under the Plan. The Board of Directors of the Company may terminate the Plan as of any date, and the date of termination shall be deemed an Exercise Date. If on such Exercise Date Participants in the aggregate have options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis, and any excess payroll deductions shall be returned to Participants, all as provided by rules and regulations adopted by the Plan Administrator.

      16.  Costs. All costs and expenses incurred in administering the Plan
           -----
shall be paid by the Company.

      17.  Governmental Regulations. The Company's obligation to sell and
           ------------------------
deliver its Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

      18.  Applicable Law. This Plan shall be interpreted under the laws of the
           --------------
United States of America and, to the extent not inconsistent therewith, by the laws of the State of South Dakota. This Plan is not to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Section 423 of the Code, if applicable. Any provisions required to be set forth in this Plan by such Code section are hereby included as fully as if set forth in the Plan in full.

      19.  Effect on Employment. The provisions of this Plan shall not affect
           --------------------
the right of the Company or any Subsidiary or any Participant to terminate the Participant's employment with the Company or any Subsidiary.

      20.  Withholding. The Company reserves the right to withhold from stock or
           -----------
cash distributed to a Participant any amounts which it is required by law to withhold.

      21.  Sale of Company.  In the event of a proposed sale of all or
           ---------------
substantially all of the assets of the Company or a merger of the Company with or into another corporation, the Company shall require that each outstanding option be assumed or an equivalent option be substituted by the successor or purchaser corporation, unless the Plan is terminated.

      22.  Stockholder Approval. The Plan, as amended effective February 1,
           --------------------
1997, shall become effective on the date it is adopted by the Board of Directors of the Company, provided that the stockholders of the Company approve it within 12 months after such date.